EXHIBIT 11

                 WHITMAN EDUCATION GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF NET (LOSS) PER SHARE OF COMMON STOCK


                                                                           FOR THE THREE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                          1997                 1996
                                                                     --------------        -------------

Primary:
Average shares outstanding....................................         12,678,256            10,828,356

Net effect of dilutive stock options and warrants
     based on the treasury stock method using the
     average market price.....................................                --                    --
Sanford-Brown shares held in escrow...........................                --                    --
                                                                   ---------------         --------------

Total    .....................................................         12,678,256            10,828,356
                                                                   ===============         ==============

Net (loss) ...................................................     $     (588,586)         $   (484,067)
Per share amount..............................................     $         (.05)         $       (.04)

Fully diluted:
     Average shares outstanding...............................         12,678,256            10,828,356
Net effect of stock options and warrants based on
     the treasury stock method using average quarter
     and quarter-end market prices............................          1,696,165             2,336,375
Sanford-Brown shares held in escrow...........................                 --               521,612
                                                                   ---------------         -------------
Total    .....................................................         14,374,421            13,686,343
                                                                   ===============         =============


Net (loss) ...................................................     $     (588,586)         $   (484,067)
Per share amount..............................................     $         (.04)         $       (.04)


Net (loss) per share of common stock for primary purposes is computed by dividing net (loss) by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their dilutive affect. Included as common stocks equivalents for the three months ended September 30, 1996 for fully diluted proposes are 521,612 shares issued in connection with the acquisition of Sanford-Brown College that remained in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve certain events.

                 WHITMAN EDUCATION GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF NET (LOSS) PER SHARE OF COMMON STOCK

                                                                           FOR THE SIX MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                          1997                 1996
                                                                     --------------        -------------

Primary:
Average shares outstanding....................................         12,677,921             10,629,432

Net effect of dilutive stock options and warrants
     based on the treasury stock method using the
     average market price.....................................                 --                     --
Sanford-Brown shares held in escrow...........................                 --                     --
                                                                    --------------         --------------

Total    .....................................................         12,677,921             10,629,432
                                                                    ==============         ==============

Net (loss) ...................................................      $  (1,959,409)         $    (408,050)
Per share amount..............................................      $        (.15)         $        (.04)

Fully diluted:
     Average shares outstanding...............................         12,677,921             10,629,432
Net effect of stock options and warrants based on
     the treasury stock method using average quarter
     and quarter-end market prices............................          1,696,165              2,336,375
Sanford-Brown shares held in escrow...........................                 --                521,612
                                                                   ---------------         --------------

Total    .....................................................         14,374,086             13,487,419
                                                                   ===============         ==============


Net (loss) ...................................................     $   (1,959,409)         $    (408,050)
Per share amount..............................................     $         (.14)         $        (.03)



Net (loss) per share of common stock for primary purposes is computed by dividing net (loss) by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their dilutive affect. Included as common stocks equivalents for the three months ended September 30, 1996 for fully diluted proposes are 521,612 shares issued in connection with the acquisition of Sanford-Brown College that remained in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve certain events.